Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of NT Mining Corporation. on Form 10-Q for the quarter ending June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard Fesiuk, Chief Financial Officer and Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard Fesiuk
Richard Fesiuk
Chief Financial Officer and Corporate Secretary
August 17, 2009